================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):   April 7, 2000

                          BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                1-10560                              74-2211011
    (State or other jurisdiction                   (Commission                         (I.R.S. Employer
          of incorporation)                        File Number)                      Indentification No.)


                  3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS                                    77515
                 (Address of principal executive offices)                                 (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (409) 849-6550

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Independent Auditors' Report

          AVEX Electronics, Inc. Combined Balance Sheets as of December 31, 1997 and 1998

          AVEX Electronics, Inc. Combined Statements of Operations for the Years Ended December 31, 1996, 1997, and 1998

          AVEX Electronics, Inc. Combined Statements of Comprehensive Income
          (Loss) for the Years ended December 31, 1996, 1997, 1998

          AVEX Electronics, Inc. Combined Statements of Stockholders' (Deficit) Equity for the Years Ended December 31, 1996, 1997, 1998

          AVEX Electronics, Inc. Combined Statements of Cash Flows for the Years Ended December 31, 1996, 1997, and 1998

          Notes to Financial Statements

          AVEX Electronics, Inc. Condensed Combined Balance Sheet as of June 30, 1999 (unaudited)

          AVEX Electronics, Inc. Condensed Combined Statements of Operations for the six months ended June 30, 1999 and 1998 (unaudited)

          AVEX Electronics, Inc. Condensed Combined Statements of Comprehensive Loss for the six months ended June 30, 1999 and 1998 (unaudited)

          AVEX Electronics, Inc. Condensed Combined Statements of Cash Flows for the six months ended June 30, 1999 and 1998 (unaudited)

          Notes to Financial Statements (unaudited)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BENCHMARK ELECTRONICS, INC.


                                          By: /s/ GAYLA J. DELLY
                                                  GAYLA J. DELLY
                                                  TREASURER

Dated: April 7, 2000

                                    ITEM 7(a)

                   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  AVEX Electronics, Inc.:

     We have audited the accompanying combined balance sheets of AVEX Electronics, Inc., its subsidiaries, and certain related companies (all ultimately wholly owned by J. M. Huber Corporation) as of December 31, 1998 and 1997, and the related combined statements of operations, comprehensive income
(loss), stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Companies' managements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AVEX Electronics, Inc., its subsidiaries, and certain related companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Atlanta, Georgia
January 28, 1999

                             AVEX ELECTRONICS, INC.
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                             DECEMBER 31,
                                       ------------------------
                                           1998         1997
                                       ------------  ----------
               ASSETS
Current assets:
     Cash and cash equivalents.......  $     10,306  $    3,388
     Marketable securities...........           232         310
     Trade accounts receivable, net
      of allowance for doubtful
      accounts of $4,815 in 1998 and
      $1,143 in 1997.................       154,280     136,638
     Inventories, net................       115,427      87,769
     Notes and other receivables.....           844       4,909
     Other current assets............         1,660       7,802
                                       ------------  ----------
          Total current assets.......       282,749     240,816
Property, plant, and equipment, net
  of accumulated depreciation........        86,294      78,560
Other noncurrent assets..............         5,788       5,855
                                       ------------  ----------
                                       $    374,831  $  325,231
                                       ============  ==========

    LIABILITIES AND STOCKHOLDERS'
          (DEFICIT) EQUITY
Current liabilities:
     Notes payable...................  $     13,807  $   --
     Current installments of
      long-term debt.................           500         500
     Trade accounts payable..........       169,738     113,783
     Accrued foreign taxes...........           616         768
     Accrued expenses................        37,774      21,230
     Notes payable to Huber..........       209,329     157,229
                                       ------------  ----------
          Total current
             liabilities.............       431,764     293,510
Long-term debt, excluding current
  installments.......................            45         545
Pension liability....................         1,716       1,716
Long-term debt, payable to Huber.....         3,878       4,425
Deferred income taxes................            26       6,267
                                       ------------  ----------
          Total liabilities..........       437,429     306,463
                                       ------------  ----------
Stockholders' (deficit) equity:
     Common stock....................             1           1
     Additional paid-in capital......        41,662      39,080
     Accumulated deficit.............      (101,831)    (17,405)
     Accumulated other comprehensive
      loss...........................        (2,430)     (2,908)
                                       ------------  ----------
          Total stockholders'
             (deficit) equity........       (62,598)     18,768
Commitments and contingencies........
                                       ------------  ----------
                                       $    374,831  $  325,231
                                       ============  ==========

            See accompanying notes to the combined financial statements.

                             AVEX ELECTRONICS, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                          1998        1997        1996
                                       ----------  ----------  ----------
Net sales............................  $  841,045     686,962     717,124
Cost of sales........................     857,407     667,714     661,730
                                       ----------  ----------  ----------
          Gross profit (loss)........     (16,362)     19,248      55,394
Selling, general, and administrative
  expenses...........................      37,040      28,025      27,665
Selling, general and administrative
  expenses -- billed by parent.......       4,400       4,700       4,900
Research and development costs.......       2,925       1,979       1,612
Restructuring charge.................      15,687      --          --
                                       ----------  ----------  ----------
          Income (loss) from
            operations...............     (76,414)    (15,456)     21,217
Sundry (income) expense..............         391      (1,150)       (210)
Interest income......................        (275)       (282)       (495)
Interest expense.....................       1,912         303       1,319
Interest expense -- billed by
  parent.............................       9,100       4,200       4,400
                                       ----------  ----------  ----------
          Earnings (loss) before
            income taxes.............     (87,542)    (18,527)     16,203
Income tax expense (benefit).........      (3,348)     (2,767)      5,643
                                       ----------  ----------  ----------
Net earnings (loss)..................  $  (84,194)    (15,760)     10,560
                                       ==========  ==========  ==========

            See accompanying notes to combined financial statements.

                             AVEX ELECTRONICS, INC.
               COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                             (DOLLARS IN THOUSANDS)


                                           YEARS ENDED DECEMBER 31,
                                       ---------------------------------
                                          1998       1997        1996
                                       ----------  ---------  ----------
Net earnings (loss)..................  $  (84,194)   (15,760)     10,560
Other comprehensive income (loss),
  net of tax:
     Foreign currency translation
       adjustments...................         556     (2,303)      2,011
     Unrealized holding gains
       (losses) on securities........         (78)    --             150
                                       ----------  ---------  ----------
Comprehensive income (loss)..........  $  (83,716)   (18,063)     12,721
                                       ==========  =========  ==========

            See accompanying notes to the combined financial statements.

                             AVEX ELECTRONICS, INC.
             COMBINED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                       RETAINED       ACCUMULATED
                                       COMMON SHARES    ADDITIONAL     EARNINGS          OTHER
                                       -------------     PAID-IN      ACCUMULATED    COMPREHENSIVE
                                          AMOUNTS        CAPITAL        DEFICIT          LOSS          TOTAL
                                       -------------    ----------    -----------    -------------   ---------
Balance at December 31, 1995.........      $   1          35,830          (6,415)        (2,766)        26,650
Net earnings.........................     --               --             10,560         --             10,560
Deemed contribution from Huber for
  income taxes.......................     --               3,250          --             --              3,250
Unrealized gain on securities........     --               --             --                150            150
Currency translation adjustment......     --               --             --              2,011          2,011
Other................................     --               --                134         --                134
                                       -------------    ----------    -----------    -------------   ---------
Balance at December 31, 1996.........          1          39,080           4,279           (605)        42,755
Net loss.............................     --               --            (15,760)        --            (15,760)
Dividends............................     --               --             (1,239)        --             (1,239)
Deemed distribution to Huber for
  income taxes.......................     --               --             (4,690)        --             (4,690)
Currency translation adjustment......     --               --             --             (2,303)        (2,303)
Other................................     --               --                  5         --                  5
                                       -------------    ----------    -----------    -------------   ---------
Balance at December 31, 1997.........          1          39,080         (17,405)        (2,908)        18,768
Net loss.............................     --               --            (84,194)        --            (84,194)
Deemed contribution from Huber for
  income taxes.......................     --               2,582          --             --              2,582
Unrealized loss on securities........     --               --             --                (78)           (78)
Currency translation adjustment......     --               --             --                556            556
Other................................     --               --               (232)        --               (232)
                                       -------------    ----------    -----------    -------------   ---------
Balance at December 31, 1998.........      $   1          41,662        (101,831)        (2,430)       (62,598)
                                       =============    ==========    ===========    =============   =========

              See accompanying notes to combined financial statements.

                             AVEX ELECTRONICS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                          1998        1997        1996
                                       ----------  ----------  ----------
Cash flows from operating activities:
  Net earnings (loss)................  $  (84,194)    (15,760)     10,560
  Adjustments to reconcile net
     earnings (loss) to net cash
     (used in) provided by operating
     activities:
       Depreciation and
          amortization...............      23,748      21,710      18,902
       Other.........................      (6,241)       (641)       (160)
       (Increase) decrease in:
          Inventories................     (27,658)    (28,313)      3,474
          Accounts receivable........     (17,642)    (53,156)      9,330
          Other current assets.......      10,352     (12,032)     (2,273)
       Increase (decrease) in:
          Trade accounts payable.....      55,955      36,002       6,074
          Other current
             liabilities.............      16,392      (3,108)     11,316
                                       ----------  ----------  ----------
               Net cash (used in)
                 provided by
                 operations..........     (29,288)    (55,298)     57,223
                                       ----------  ----------  ----------
Cash flows from investing activities:
  Purchases of property, plant, and
     equipment.......................     (22,882)    (26,282)    (21,760)
  Acquisition of business............      (8,600)     --          --
                                       ----------  ----------  ----------
               Net cash used in
                  investing
                  activities.........     (31,482)    (26,282)    (21,760)
                                       ----------  ----------  ----------
Cash flows from financing activities:
  Repayments to Huber................      --          --         (36,208)
  Repayments on notes payable........      --         (27,740)     --
  Contribution from Huber for income
     taxes...........................       2,582      --           3,250
  Proceeds from notes payable........      13,307      --           1,142
  Proceeds from Huber................      51,553     111,888      --
  Other..............................         246      (2,298)      2,295
  Distribution to Huber for income
     taxes...........................      --          (4,690)     --
  Dividends..........................      --          (1,239)     --
                                       ----------  ----------  ----------
               Net cash provided by
                  (used in) financing
                  activities.........      67,688      75,921     (29,521)
                                       ----------  ----------  ----------
               Net change in cash....       6,918      (5,659)      5,942
Cash and cash equivalents, beginning
  of year............................       3,388       9,047       3,105
                                       ----------  ----------  ----------
Cash and cash equivalents, end of
  year...............................  $   10,306       3,388       9,047
                                       ==========  ==========  ==========
Supplemental disclosures of cash flow
  information:
    Income taxes paid................  $    1,271       2,218         137
                                       ==========  ==========  ==========
    Interest paid....................  $    1,105         181         162
                                       ==========  ==========  ==========

            See accompanying notes to the combined financial statements.

                             AVEX ELECTRONICS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A)  DESCRIPTION OF BUSINESS

     Avex Electronics, Inc. (together with its subsidiaries and related companies, herein referred to as the Company) is an independent provider of contract manufacturing and design services to original equipment manufacturers
(OEMs) in select industries, including the telecommunication, communications, computer and consumer industries. The Company offers a full range of services including product design, printed circuit board (PCB) assembly and fabrication, material procurement, inventory management, final system assembly, and testing and packaging. The components, subassemblies and finished products manufactured by the Company incorporate advanced interconnect, miniaturization and packaging technologies such as surface mount (SMT), multichip modules (MCM) and chip-on-board (COB) technologies. The Company is headquartered in Huntsville, Alabama, and has manufacturing operations in North and South America, Europe and Asia.

     The Company is wholly owned by J. M. Huber Corporation (J. M. Huber Corporation and its non-AVEX affiliates are herein referred to as "Huber"). Huber has provided the Company with substantial amounts of debt and equity and may be required (and has committed to do so) to provide additional debt/equity in the future. Huber provides financing and other corporate services in return for a fee. See Note 10 -- Related Party Transactions.

(B)  PRINCIPLES OF COMBINATION

     The combined financial statements include the financial statements of Avex Electronics, Inc. and its wholly owned subsidiaries as well as the subsidiaries of Huber that are managed by the Company. These statements have been prepared as a combination of entities under the control of the Company's management rather than a consolidation of subsidiaries legally owned by the Company. All significant intercompany balances and transactions have been eliminated in the combined statements. The following is a summary of the outstanding and authorized shares of all companies included in these combined financial statements:

                                             SHARES          SHARES
                                           OUTSTANDING     AUTHORIZED
                                           -----------     ----------
Avex Elektronikai Termekeket Gyarto
  Vamszabadterulrtl Kft.................     3,000,000      3,000,000
Avex Electronics Ltd....................     4,901,000      5,000,000
Avex Electronics Inc....................         1,000          5,000
Avex Electronics do Brazil Ltda.........         1,000          1,000
Burle Caribe Holdings Limited...........     1,994,988      2,000,000
Burle Cayman Holdings Limited...........     1,994,988      2,000,000
Avex Electronics Ireland................     3,989,974      6,000,000
Avex Electronics Servicios..............         3,000          3,000
Avex Electronics de Mexico..............         3,000          3,000
Avex Liberty Inc........................            10          3,000
Avex Constitution Inc...................            10          3,000
Avex Electronics AB.....................         7,500      2,000,000
Avex Holdings Inc.......................            10          3,000
Avex International Corporation..........           100          1,000
Avex Electronics Pte. Ltd...............     2,000,000      2,000,000

     All dollar amounts included in the financial statements are expressed in U.S. dollars unless otherwise designated.

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(C)  CASH AND CASH EQUIVALENTS

     Cash equivalents of $2.4 million and $-0- at December 31, 1998 and December 31, 1997 consist of overnight deposits. For purposes of the statements of cash flows and balance sheet presentation, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(D)  MARKETABLE SECURITIES

     Management determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determination at each balance sheet date. The Company's investment in marketable securities is classified as available-for-sale. Available-for-sale securities are recorded at fair value with any unrealized gains or losses, net of related tax effect, excluded from earnings and reported as a separate component of accumulated other comprehensive loss until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. The following is the summary of investment securities at December 31:

                                         1998       1997
                                       ---------     ---
                                      (DOLLARS IN THOUSANDS)
Cost.................................  $     160        160
Fair value...........................        232        310
                                       ---------        ---
     Unrealized gain.................  $      72        150
                                       =========        ===

(E)  INVENTORIES

     Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the weighted average method, which approximates the first-in first-out method and is comprised principally of raw materials.

(F)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

(G)  OTHER ASSETS

     Other assets consist principally of spare parts supplies, prepaid leases, and goodwill. Spare parts supplies are expensed as used and prepaid leases are expensed over the lease term. Goodwill is amortized over its estimated useful life of 25 years.

(H)  RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

(I)  INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. For

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

United States Federal income tax purposes, the Company has elected to file as part of Huber's consolidated income tax return. However, for purposes of these financial statements, taxes are calculated as if the Company filed a separate tax return.

(J)  CONCENTRATIONS OF BUSINESS RISK

     The Company uses numerous suppliers of electronic components and other materials for its operations. Some components used by the Company have been subject to industry-wide shortages and suppliers have been forced to allocate available quantities among their customers. The Company's inability to obtain any needed components during raw material shortages could cause delays in manufacturing and could adversely affect results of operations.

(K)  REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of product to its customers. Such revenue is recorded net of estimated product return and warranty costs. At December 31, 1998 and 1997, such estimated amounts are not considered material.

(L)  YEAR 2000

     In 1997, the Company initiated a plan ("Plan") to identify, assess, and remediate "Year 2000" issues within each of its significant computer programs and certain equipment which contain micro processors. The Plan is addressing the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000, if a program or chip uses only two digits rather than four to define the applicable year. The Company has divided the Plan into five major phases-assessment, planning, conversion, implementation and testing. After completing the assessment and planning phases, the Company is currently in the conversion, implementation and testing phases. Systems which have been determined not to be Year 2000 compliant are being either replaced or reprogrammed, and thereafter tested for Year 2000 compliance. The Plan anticipates that by third quarter 1999 the conversion, implementation, and testing phases will be completed. The current budget for the remaining costs of remediation (including replacement software and hardware) and testing, as set forth in the Plan, is $500 thousand.

     The Company is in the process of identifying and contacting critical suppliers and customers whose computerized systems interface with the Company's systems, regarding their plans and progress in addressing their Year 2000 issues. The Company has received varying information from such third parties on the state of compliance or expected compliance. Contingency plans are being developed in the event that any critical supplier or customer is not compliant.

     The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity or financial condition.

(M)  USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(N)  LONG-LIVED ASSETS

     The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(O)  COMPREHENSIVE INCOME (LOSS)

     SFAS No. 130, REPORTING COMPREHENSIVE INCOME, establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income (loss) consists of net income
(loss) and items such as foreign currency translation adjustments, and net unrealized gains (losses) on securities.

(P)  TRANSLATION OF FOREIGN CURRENCIES

     The functional currency of the Company's subsidiary in Mexico is the U.S. dollar. Accordingly, all of the monetary assets and liabilities of this subsidiary are translated into U.S. dollars at the current exchange rate as of the applicable balance sheet dates, and all nonmonetary assets and liabilities are remeasured at historical rates. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation of this subsidiary's financial statements are included in the accompanying combined statements of operations.

     The functional currency of the Company's operations in other countries is their local currency. Accordingly, for these subsidiaries all assets and liabilities are translated into U.S. dollars at the current exchange rate as of the respective balance sheet dates. Revenues and expenses are translated at the average exchange rate prevailing during the period. Cumulative translation gains and losses from the translation of these operations' financial statements are reported as a separate component of accumulated other comprehensive loss.

(Q)  PENSION AND OTHER POSTRETIREMENT PLANS

     On January 1, 1998, the Company adopted SFAS No. 132, EMPLOYERS' DISCLOSURES ABOUT PENSION AND OTHER POSTRETIREMENT BENEFITS. SFAS No. 132 revised employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the method of accounting for such plans.

(R)  RISK MANAGEMENT CONTRACTS

     In the normal course of business, the Company (through Huber) utilizes off-balance sheet financial instruments to manage market risks and reduce its exposure resulting from fluctuations in foreign currency exchange rates. Derivative instruments used include foreign currency forward contracts and futures contracts.

     Huber does not use such instruments for speculative purposes but instead designates and assigns the financial instruments as hedges for specific assets, liabilities or anticipated transactions. Huber recognizes the gain or loss on the designated hedging financial instrument when the hedged asset or

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

liability is sold or extinguished or the anticipated transactions being hedged are no longer expected to occur.

(2)  ACQUISITION

     In June 1998, the Company acquired the net assets of a security camera manufacturing plant based in Cork, Ireland for cash of $8.6 million. The acquisition has been accounted for as a purchase business combination. Accordingly, its operations have been included in the Company since June 1998. The Company recorded $1.4 million in goodwill on the acquisition. The amount represents the excess of the acquisition cost over the book value of the tangible assets acquired and is being amortized over 25 years.

(3)  RESTRUCTURING AND OTHER COSTS

     In 1998, the Company commenced a restructuring of certain of its operations and recorded a restructuring charge of $15.7 million.

     The major component of the restructuring charge relates to the elimination of approximately 916 contractor and employee positions. As a result, $7.4 million of severance and related costs was included in the charge.

     The Company also closed certain manufacturing facilities and discontinued certain of its operating facilities. As a result, the restructuring charge also included a $6.0 million write down to fair value of certain equipment and leasehold improvements, and $2.0 million related to the write off of certain prepaid assets.

     Of the total restructuring charge, $2.5 million was paid out in 1998. The Company expects to complete these restructuring activities and payments within one year.

     In addition to the restructuring costs, the Company recorded the write down of various assets (inventory, accounts receivable, and other assets) totaling $17.7 million. These costs are included in cost of sales and selling, general, and administrative expenses.

     The amount of restructuring and other costs is based on management's estimates regarding the outcome of future events including the recoverability of net realizable values of assets and the ultimate determination of liabilities related to the restructuring plan. Actual results could substantially differ from those estimates. Such differences, if any, will be recorded in the statement of operations when they are known.

(4)  INVENTORIES

     Inventories at December 31, consisted of the following:

                                          1998       1997
                                       ----------  ---------
                                            (DOLLARS IN
                                            THOUSANDS)
Raw materials........................  $  109,547     76,048
Work in process......................       4,873      6,338
Finished goods.......................       1,007      5,383
                                       ----------  ---------
     Total...........................  $  115,427     87,769
                                       ==========  =========

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5)  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment at December 31, consisted of the following:

                                           1998        1997
                                       ------------  ---------
                                       (DOLLARS IN THOUSANDS)
Land.................................  $      3,039      2,157
Buildings............................        15,424     13,086
Machinery and equipment..............       173,089    156,636
Construction in progress.............         4,960      3,292
Less accumulated depreciation........      (110,218)   (96,611)
                                       ------------  ---------
     Net property plant and
       equipment.....................  $     86,294     78,560
                                       ============  =========

(6)  NOTES PAYABLE

     Notes payable at December 31, 1998 consisted of multiple short-term borrowings from various Brazilian financial institutions. The notes payable mature at various times from January 4, 1999 to March 15, 1999. The effective annual interest rates on these notes ranged from 28.15% to 33.56% at December 31, 1998. These notes are used to finance the Company's operations in Brazil and are denominated in Brazilian Reals. There were no notes payable to financial institutions at December 31, 1997.

     These facilities are secured by guarantees of Huber.

(7)  LONG-TERM DEBT

     Long-term debt to third parties at December 31 consisted of the following:

                                            1998       1997
                                          ---------  ---------
                                         (DOLLARS IN THOUSANDS)
1982 industrial revenue bonds with
  interest payable quarterly at the tax-
  exempt note rate (TENR) plus 1/2%
  (4.6% at December 31, 1998) and
  principal payable in annual
  installments of $500,000. Secured by
  guarantees of J.M. Huber and
  collateralized on buildings of the
  Company...............................  $     545      1,045
Less current installments...............       (500)      (500)
                                          ---------  ---------
     Total long-term debt...............  $      45        545
                                          =========  =========

     The aggregate annual maturities of third party debt subsequent to December 31, 1998 are as follows:

1999....................................  $     500
2000....................................         45
                                          ---------
                                          $     545
                                          =========

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(8)  LONG-TERM DEBT TO HUBER

     Long-term debt at December 31, consists of the following:

                                            1998       1997
                                          ---------  ---------
                                         (DOLLARS IN THOUSANDS)
Note payable to Huber Resource
  Corporation (a wholly owned subsidiary
  of J. M. Huber Corporation), bearing
  interest by reference to the
  one-hundred ten percent (110%) AFR
  Federal mid-term rate (6.9% at
  December 31, 1997) due on the 5th
  business day of each quarter with
  principal due on November 18, 2002....  $  --          1,288
Note payable to Huber Resource
  Corporation, bearing interest at LIBOR
  plus 200 basis points (7.628% at
  December 31, 1998) due on the 5th
  business day of each quarter with
  principal due June 25, 2002...........      3,878      3,137
                                          ---------  ---------
                                          $   3,878      4,425
                                          =========  =========

(9)  NOTES PAYABLE -- HUBER

     Notes payable at December 31, consisted of the following:

                                          1998       1997
                                       ----------  ---------
                                       (DOLLARS IN THOUSANDS)
Note payable to Huber Resource Corp.
  bearing interest at rates
  determined as noted below due on
  June 30 and December 31 of each
  year with principal due upon
  demand.............................  $  175,127    125,067
Note payable to Huber Resource Corp.
  bearing interest at rates
  determined as noted below due on
  February 23 of each year with no
  fixed maturity date................       4,946      2,906
Note payable to J. M. Huber
  Corporation bearing interest at 0%
  with principal due on December 31,
  1999...............................      29,256     29,256
                                       ----------  ---------
     Total...........................  $  209,329    157,229
                                       ==========  =========

  INTEREST RATE DETERMINATION

     For all interest-bearing notes, interest is determined by reference to the one-hundred ten percent (110%) AFR Federal Short-Term Rate specified under
Section 1274(d) of the Internal Revenue Code and released by the Internal Revenue Service from time to time (4.66% and 6.25% at December 31, 1998 and 1997, respectively).

(10)  RELATED PARTY TRANSACTIONS

     Most of the Company's operations are financed or guaranteed by Huber. Huber has provided the Company with substantial amounts of debt and equity and may be required (and has committed to do so) to provide additional debt and equity in the future. Huber provides the Company with financing in the form of interest-bearing debt. The outstanding balances payable to Huber at December 31, 1998 and 1997 are disclosed in notes 8 and 9. Interest expense on related party notes totaled $9.1 million, $4.2 million, and $4.4 million for the years ended December 31, 1998, 1997 and 1996, respectively, and have been included in the combined statements of operations for such periods.

     Huber provides treasury services, including banking, foreign currency support, factoring, centralized insurance services, human resources, tax planning and compliance, information services, training, servicing of postretirement benefits and other services and charges the Company a fee based on its estimated percentage utilization of Huber's resources. The fees for these services charged to the Company totaled $4.4 million, $4.7 million and $4.9 million for the years ended December 31, 1998,

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1997 and 1996, respectively, and have been included in the combined statements of operations for such periods under selling, general, and administrative costs.

     Beginning in 1998, the Company implemented a factoring program with an affiliated company. Under this program, the Company factors certain of its non-U.S. dollar denominated receivables in order to improve its cash flow, finance its working capital requirements, and to mitigate its exposure to foreign currency. For the year ended December 31, 1998, the Company sold $133 million of non-U.S. dollar denominated receivables on a nonrecourse basis to the affiliate. As of December 31, 1998, the affiliate has uncollected factored receivables purchased from the Company of $30.5 million.

     For U.S. Federal tax purposes, the Company has elected to file as part of Huber's consolidated tax return. However, for purposes of these financial statements taxes are calculated as if the Company filed a separate tax return. See note 13 -- Income Taxes.

(11)  MAJOR CUSTOMERS

     Net sales to major customers as a percentage of consolidated net sales for the years ended December 31 were as follows:

                                         1998       1997       1996
                                       ---------  ---------  ---------
Customer A...........................     29%         *          *
Customer B...........................     15%        35%        22%
Customer C...........................     15%        21%        22%
Customer D...........................     13%         *          *
Customer E...........................      *          *        16%*

------------

* Net sales less than 10%

     The Company has concentrations of credit risk as a result of sales to these and other of the Company's significant customers. In particular, Customer A accounts for approximately 25% of total accounts receivable at December 31, 1998. The concentration of credit risk is intensified due to the fact that the majority of the Company's customers are in the same industry. The Company has considered its concentration of credit risk in establishing its reserves for bad debts and considers such reserves to be adequate.

(12)  FOREIGN OPERATIONS

     The Company conducts a substantial portion of its business outside the United States through its foreign subsidiaries. Information regarding the Company's foreign subsidiaries is summarized as follows:

                                          1998        1997        1996
                                       ----------  ----------  ----------
                                             (DOLLARS IN THOUSANDS)
Net sales............................  $  229,814     278,520     253,066
                                       ==========  ==========  ==========
Total assets.........................  $   91,538      60,205      62,538
                                       ==========  ==========  ==========

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(13)  INCOME TAXES

     For United States Federal income tax purposes, the Company has elected to file as part of Huber's consolidated income tax return. As permitted by SFAS No. 109, for purposes of these combined company financial statements, income taxes are calculated as if the Company files a separate income tax return.

     The components of income taxes for the years ended December 31, 1998, 1997, 1996 consisted of the following:

                                            1998       1997       1996
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Current:
     Federal............................  $  --         (5,789)     4,589
     State and local....................         50         50         75
     Foreign............................        359      2,514      2,247
                                          ---------  ---------  ---------
          Total.........................        409     (3,225)     6,911
                                          ---------  ---------  ---------
Deferred:
     Federal and state..................     (3,757)       458     (1,268)
     Foreign............................     --         --         --
                                          ---------  ---------  ---------
          Total.........................     (3,757)       458     (1,268)
                                          ---------  ---------  ---------
          Total provision for income
             taxes......................  $  (3,348)    (2,767)     5,643
                                          =========  =========  =========

     The Corporation's effective tax rate expense (benefit) differs from the statutory federal tax rate of 35% in 1998, 1997, and 1996 as follows:

                                            1998       1997       1996
                                          ---------  ---------  ---------
Statutory federal tax rate..............      (35.0)%    (35.0)      35.0
Foreign taxes...........................        2.2       12.4        3.4
Change in valuation allowance...........       39.1       28.2        9.1
Other items, net........................      (10.1)     (20.5)     (12.7)
                                          ---------  ---------  ---------
     Effective tax rate.................       (3.8)%    (14.9)      34.8
                                          =========  =========  =========

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities computed on a separate return basis and before consideration of the Company's tax sharing agreement with Huber at December 31, 1998 and 1997, consisted of the following (in thousands):

                                          1998       1997
                                       ----------  ---------
                                       (DOLLARS IN THOUSANDS)
Deferred tax assets:
     Other post employment
       benefits......................  $    3,444      3,093
     Deferred compensation...........         644       (273)
     Asset valuation and
       restructuring reserves........       8,693        741
     Vacation pay....................         699        559
     Other...........................       1,897      1,483
     Net operating loss (NOL)
       carryforwards.................      30,631      7,756
                                       ----------  ---------
          Total gross deferred tax
             assets..................      46,008     13,359
     Less valuation allowance........     (45,982)   (10,849)
                                       ----------  ---------
                                               26      2,510
                                       ----------  ---------
Deferred tax liabilities-excess tax
  depreciation.......................         (26)    (6,267)
                                       ----------  ---------
          Worldwide net deferred tax
             (liability).............  $   --         (3,757)
                                       ==========  =========

     On a separate return basis, the Company has unused Federal net operating loss carryovers consisting of approximately $60 million and unused foreign net operating loss carryovers of approximately $14 million at December 31, 1998. Those net losses have been used by Huber in their consolidated income tax return.

     The Company does not have a formal tax sharing agreement with Huber. However, based upon a tentative agreement effective January 1, 1999 ("Agreement"), the Company computes a separate stand alone income tax provision and settles balances due or from Huber on this basis. All benefits derived from deferred tax assets as defined in the Agreement (which include net operating loss, asset valuation and restructuring reserves and other post employment benefits, etc.) that arose prior to the final effective date of the Agreement will be allocated to Huber. Accordingly, the Company will not receive any benefit from the gross deferred tax assets calculated on a separate return basis at December 31, 1998. However, deferred tax liabilities were allocated to the Company (which give rise to the Company's net deferred tax liability of $26 thousand at December 31, 1998 and $6.3 million at December 31, 1997). After the effective date of the Agreement, to the extent the tax computation produces a tax benefit for the Company, Huber will be required to pay such amounts to the Company only if and when realized by Huber by the reduction in income taxes payable with respect to the current tax period.

(14)  RETIREMENT AND OTHER BENEFIT PLANS

     All eligible employees of AVEX Electronics, Inc. participate in a defined benefit retirement plan. The plan provides benefits based on years of service and compensation of eligible employees. The net periodic pension cost for this plan was $1.1 million and $0.9 million for the years ended December 31, 1998 and 1997, respectively. The accumulated benefit at December 31, 1998 and 1997 was unfunded and amounted to $1.7 million at each date. The obligation was accounted for as a long-term liability.

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Foreign AVEX entities also maintain retirement plans covering eligible employees. These plans are subject to regulations in the countries in which the entities are located. The total cost of these plans was not material.

     Huber sponsors unfunded defined benefit plans that provide post-retirement medical and life insurance benefits to full-time employees who meet minimum age and service requirements. The plans are subject to cost-sharing features such as deductibles and co-insurance.

     Key data related to the AVEX portion of the overall Huber post-retirement benefit plan are summarized as follows:

                                         1998       1997
                                       ---------  ---------
                                      (DOLLARS IN THOUSANDS)
Accumulated benefit obligation at
  December 31........................  $   7,700      5,401
Accrued post-retirement benefits.....      7,700      6,231
Benefit cost charged to
  participants.......................      1,030        858
Benefits paid to participants........        135        233
Weighted-average assumptions as of
  December 31:
     Discount rate...................        7.0%       7.5
     Rate of compensation increase...     N/A        N/A

     For measurement purposes, a 6.5% annual rate of increase in the health care trend rate was assumed for 1999, the rate was assumed to decrease gradually to 5% in 2001 and remain at that level thereafter. The accrual for post-retirement benefit plans is included in notes payable to Huber.

     The Company has a defined contribution plan qualified under Section 401(k) of the Internal Revenue Service covering substantially all of its U.S. employees. Currently, the Company contributes an amount equal to the sum of 100% of the first 3% of a participant's compensation contributed to the plan, plus 20% of the next 7% of a participant's compensation contributed to the plan. During the years ended December 31, 1998, 1997, and 1996, the Company made contributions to the U.S. plan of $1.6 million, $1.4 million, and $1.3 million, respectively. The Company may also make discretionary contributions to the plan.

(15)  FINANCIAL INSTRUMENTS

     Short term financial instruments, including cash, cash equivalents, accounts payable, short term borrowings and notes payable have a carrying value that approximates fair value due to their short term nature.

(16)  COMMITMENTS AND CONTINGENCIES

(A)  LEASES

     The Company is obligated under noncancelable operating leases for office facilities, furniture and fixtures, and equipment through 2008. Rental expense for all cancelable and noncancelable operating leases for each of the years ended December 31, 1998, 1997, and 1996 amounted to $7.5 million, $2.6 million and $1.4 million, respectively.

     Aggregate annual rental payments on future lease commitments at December 31, 1998 is as follows:

                                            1999       2000       2001       2002       2003      THEREAFTER
                                          ---------  ---------  ---------  ---------  ---------   ----------
                                                                (DOLLARS IN THOUSANDS)
Lease commitments.......................  $   6,700      5,100      1,300      1,000      1,000      1,400

                             AVEX ELECTRONICS, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(B)  CONTRACTUAL COMMITMENTS

     The Company enters into contractual commitments to deliver products and services in the ordinary course of business. The Company believes that all such contractual commitments will be met or renegotiated such that no material adverse financial impact on the Company's financial position or results of operations or liquidity will result from these commitments.

(C)  CONTINGENCIES

     The Company is subject to lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are adequately covered by insurance or, if not covered, are without merit or are of such amounts as they would not have a material adverse effect on the Company's financial position or results of operations or liquidity.

                             AVEX ELECTRONICS, INC.
                        CONDENSED COMBINED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)


                                         JUNE 30,
                                           1999
                                        -----------
                                        (UNAUDITED)

               ASSETS
Current assets:
     Cash and cash equivalents.......    $  11,552
     Accounts receivable, net........      135,599
     Inventories.....................      115,941
     Prepaid expenses and other
      assets.........................       11,563
                                        -----------
          Total current assets.......      274,655
                                        -----------
Property, plant and equipment, net of
  accumulated depreciation...........       77,258
Other assets, net....................        4,605
                                        -----------
                                         $ 356,518
                                        ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Notes payable...................    $  29,599
     Accounts payable................      126,010
     Income taxes payable............        1,106
     Accrued liabilities.............       34,645
     Notes payable to parent,
      including $7,727 of OPEB
      liability......................      234,626
                                        -----------
          Total current
           liabilities...............      425,986
Long term debt, less current
  portion............................           --
Deferred income taxes................           26
Other long term liability............        1,716
Notes payable to parent..............        1,919
Shareholders' deficit:
     Common stock....................            1
     Additional paid-in capital......       41,662
     Accumulated deficit.............     (111,566)
     Accumulated other comprehensive
      loss...........................       (3,226)
                                        -----------
          Total shareholders'
           deficit...................      (73,129)
Commitments and contingencies........
                                        -----------
                                         $ 356,518
                                        ===========

         See accompanying notes to condensed combined financial statements.

                             AVEX ELECTRONICS, INC.
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Sales................................  $  505,916  $  352,627
Cost of sales........................     485,659     354,176
                                       ----------  ----------
     Gross profit (loss).............      20,257      (1,549)
Selling, general and administrative
  expense............................      15,460      15,454
                                       ----------  ----------
Selling, general and administrative
  expenses, billed by parent.........       2,150       2,200
                                       ----------  ----------
     Income (loss) from operations...       2,647     (19,203)
Interest expense.....................      (6,450)     --
Interest expense, billed by parent...      (5,103)     (4,318)
                                       ----------  ----------
Other income (expense), net..........         262        (196)
                                       ----------  ----------
     Loss before income taxes........      (8,644)    (23,717)
Income tax expense...................       1,091         253
                                       ----------  ----------
     Net loss........................  $   (9,735) $  (23,970)
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

                             AVEX ELECTRONICS, INC.
              CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Net loss.............................  $   (9,735) $  (23,970)
Other comprehensive loss, net of tax:
     Foreign currency translation
      adjustments....................        (673)       (360)
     Unrealized holding losses on
      securities.....................        (123)     --
                                       ----------  ----------
Comprehensive loss...................  $  (10,531) $  (24,330)
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

                             AVEX ELECTRONICS, INC.
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                          SIX MONTHS ENDED
                                              JUNE 30
                                       ----------------------
                                          1999        1998
                                       ----------  ----------
                                            (UNAUDITED)
Cash flows from operating activities:
     Net loss........................  $   (9,735) $  (23,970)
     Adjustments to reconcile net
      loss to net cash used in
      operating activities:
          Depreciation and
             amortization expense....      11,475      11,860
     Changes in operating assets and
      liabilities:
          Accounts receivable........      18,681      39,523
          Inventories................        (514)    (13,891)
          Other current assets.......      (7,644)      3,011
          Trade accounts payable.....     (37,633)    (23,018)
          Other current
             liabilities.............      (2,639)     (2,315)
                                       ----------  ----------
               Net cash used in
                  operations.........     (28,009)     (8,800)
                                       ----------  ----------
Cash flows from investing activities:
     Purchases of property, plant and
      equipment......................      (8,534)    (19,894)
     Proceeds from sale of property,
      plant and equipment............      --           1,000
                                       ----------  ----------
               Net cash used in
                  investing
                  activities.........      (8,534)    (18,894)
                                       ----------  ----------
Cash flows from financing activities:
     Net proceeds from Huber.........      23,338      33,945
     Proceeds from notes payable.....      15,247      --
     Other...........................        (796)     (1,200)
                                       ----------  ----------
               Net cash provided by
                  financing
                  activities.........      37,789      32,745
                                       ----------  ----------
Net change in cash...................       1,246       5,051
Cash and cash equivalents at
  beginning of year..................      10,306       3,388
                                       ----------  ----------
Cash and cash equivalents at June
  30.................................  $   11,552  $    8,439
                                       ==========  ==========
Supplemental disclosures of cash flow
  information:
     Income taxes paid...............  $    1,091  $      253
                                       ==========  ==========
     Interest paid...................  $   11,553  $    4,318
                                       ==========  ==========

         See accompanying notes to condensed combined financial statements.

                             AVEX ELECTRONICS, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  BASIS OF PRESENTATION

     AVEX Electronics, Inc. (together with its subsidiaries and related companies), herein referred to as the Company, is an independent provider of contract manufacturing and design services to original equipment manufacturers
(OEMs) in select industries, including the telecommunications, communications, computer and consumer industries.

     The condensed combined financial statements included herein have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all normal and recurring adjustments which in the opinion of management are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited condensed combined financial statements should be read in conjunction with the audited annual financial statements and notes included elsewhere herein.

(2)  BORROWING FACILITIES

  DUE TO PARENT

     The Company is a wholly-owned subsidiary of J. M. Huber Corporation (Huber). Huber provides the Company with financing in the form of interest-bearing debt. Debt payable to Huber at June 30, 1999 consisted of the following:

Short Term:
     Note payable to Huber Resource
       Corp. bearing interest at
       rates determined as noted
       below due on June 30 and
       December 31 of each year with
       principal due upon demand.....  $   199,641,000
     Note payable to Huber Resource
       Corp. bearing interest at
       rates determined as noted
       below due on February 23 of
       each year with no fixed
       maturity......................        5,729,000
     Note payable to J.M. Huber
       Corporation bearing interest
       at 0% with principal due on
       December 31, 1999.............       29,256,000
                                       ---------------
               Total.................  $   234,626,000
                                       ===============
Long Term:
     Note payable to Huber Resource
       Corporation, bearing interest
       at LIBOR plus 200 basis points
       (7.368% at June 30, 1999) due
       on the 5th business day of
       each quarter with principal
       due June 25, 2002.............  $     1,919,000


     For all interest-bearing notes payable to Huber, interest is determined by reference to the one-hundred ten percent (110%) AFR Federal Short-Term Rate specified under Section 1274(d) of the Internal Revenue Code and released by the Internal Revenue Service from time to time (5.48% at June 30, 1999).

  NOTES PAYABLE

     Notes payable at June 30, 1999 consisted mainly of multiple short-term borrowings from various Brazilian financial institutions. The notes are repayable at various times from July 1999 to August 1999. The effective annual interest rate on these notes ranged from 20.25% to 28.5% at

                             AVEX ELECTRONICS, INC.
        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



June 30, 1999. These notes are used to refinance the Company's operations in Brazil and are denominated in Brazilian Reals.

(3)  INVENTORIES

     Inventory costs are summarized as follows:

                                          JUNE 30,
                                            1999
                                       ---------------
Raw materials........................  $    87,015,000
Work in process......................       20,984,000
Finished goods.......................        7,942,000
                                       ---------------
                                       $   115,941,000
                                       ===============

(4)  INCOME TAXES

     Income tax expense consists of the following:

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                       --------------------------
                                           1999          1998
                                       ------------  ------------
US Federal...........................  $    --       $    --
State................................       --            --
Foreign..............................     1,091,000       253,000
                                       ------------  ------------
Total................................  $  1,091,000  $    253,000
                                       ============  ============

(5)  RESTRUCTURING

     In 1998, the Company commenced a restructuring of certain of its operations and recorded a restructuring charge of $15.7 million.

     The major component of the restructuring charge related to the elimination of approximately 916 contractor and employee positions. As a result, $7.4 million of severance and related costs was included in the charge of which approximately $2.4 million was paid in 1998. During the six months ended June 30, 1999, $5.4 million was paid to satisfy all severance and related costs; $400,000 paid in excess of the original estimate was charged to restructuring charges in 1999.

     The Company also closed certain manufacturing facilities and discontinued certain of its operating facilities. As a result, the restructuring charge also included a $6.0 million write down to fair value of certain equipment and leasehold improvements, and $2.0 million related to the write off of certain prepaid assets. At June 30, 1999, $5.6 million reserve remains for the equipment and leasehold improvement write down. The Company expects to complete the disposition of these assets by December 31, 1999 and believes that these estimates remain appropriate. Management reduced these reserves by $400,000 during 1999 and credited this reduction to the restructuring charge.

     The amount of restructuring and other costs is based on management's estimates regarding the outcome of future events including the recoverability of net realizable values of assets and the ultimate determination of liabilities related to the restructuring plan. Actual results could substantially differ from those estimates. Such differences, if any, will be recorded in the statement of operations when they are known.

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
                             AVEX ELECTRONICS, INC.
        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(6)  CONTINGENCIES

     The Company is subject to lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are adequately covered by insurance or, if not covered, are without merit or are of such amounts as they would not have a material adverse effect on the Company's financial position or results of operations or liquidity.

(7)  SUBSEQUENT EVENT

     On July 2, 1999, Benchmark Electronics Inc. (Benchmark) and Huber announced a stock purchase agreement providing for Benchmark to acquire all of the outstanding capital stock of the Company. In consideration of the capital stock of the Company, Benchmark has agreed to pay $255 million in cash, subject to certain adjustments, and issue one million shares of common stock of Benchmark to Huber. Certain members of Company management will receive a transaction incentive bonus from Huber if a transaction is consummated.

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